UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2020
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EVENTBRITE, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38658	14-1888467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
155 5th Street, 7th Floor
San Francisco, California 94103
(Address of principal executive offices) (Zip Code)

(415) 692-7779
(Registrant’s telephone number, include area code)

Not applicable
(Former name or former address, if changed since last report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EB	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2020, the Board of Directors (the “Board”) of Eventbrite, Inc. (the “Company”) appointed Xiaojing Fan as the Company’s Chief Accounting Officer and principal accounting officer, effective as of December 1, 2020. Ms. Fan will assume the duties of our Chief Accounting Officer and principal accounting officer until such time as her successor is appointed, or until her earlier resignation or removal.

Ms. Fan, age 44, served as Director, Corporate Controller at PayPal, a global online payment platform, from April 2017 to November 2020 and previously served as Senior Manager, Corporate Center Controller from PayPal’s separation from eBay in July 2015 to April 2017. Prior to that, Ms. Fan held several positions within the finance function at eBay, a global e-commerce company, including as Senior Manager, Head of Corporate Treasury Operations and Controls at eBay and as Senior Manager, Head of Revenue and Transaction Margin at PayPal Global FP&A. Before joining eBay/PayPal in November 2011, Ms. Fan served in various accounting roles with KPMG Advisory Services based in Silicon Valley and Ernst & Young in Chicago and Shanghai. Ms. Fan holds an MBA from the University of Michigan in Ann Arbor and a BS in Internal Economics from Fudan University in Shanghai.

There are no arrangements or understandings between Ms. Fan and any other persons pursuant to which she was selected as Chief Accounting Officer or principal accounting officer of the Company. There are no family relationships between Ms. Fan and any director or executive officer of the Company and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

On November 18, 2020, the Company entered into an employment offer letter (the “Offer Letter”) with Ms. Fan, which is attached as Exhibit 10.1 and incorporated herein by reference, establishing her compensation, as follows:

Base Salary. Ms. Fan’s annual base salary will be $300,000.

Sign-On Bonus. Ms. Fan will receive a sign-on bonus of $200,000, paid on her 3-month anniversary. This amount will not be earned or paid if her employment terminates for any reason before her 3-month anniversary. If Ms. Fan leaves for any reason between her 3-month and 12-month anniversary, she will earn a pro rata portion of her sign-on bonus and will have to repay the rest of the amount advanced to her.

Equity Compensation. The Offer Letter provides that Ms. Fan will be granted a restricted stock unit award covering $1 million of the Company’s Class A common stock (the “RSUs”), which will vest over four years, with 25% of the RSUs vesting on February 1, 2022 and the remainder vesting on a quarterly basis over the following three years.

The RSUs will be granted pursuant to, and in accordance with the terms and conditions of, the Company’s 2018 Stock Option and Incentive Plan (the “Plan”) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 10.9 to the Company’s Annual Report on Form 10-K on March 7, 2019.

Ms. Fan will also be eligible to participate in the 2021 Executive Bonus Plan under the Company's Senior Executive Cash Incentive Bonus Plan, previously filed with the SEC as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 on August 23, 2018.

Severance and Indemnification Arrangements. Ms. Fan has also entered into the Company’s standard form of Indemnification Agreement, which is attached as Exhibit 10.2, and Executive Severance and Change in Control Agreement, as previously filed with the SEC as Exhibit 10.18 to the Company’s Amendment to Registration Statement on Form S-1 on August 28, 2018.

The foregoing is only a brief description of the Offer Letter, RSUs, Senior Executive Cash Incentive Bonus Plan, Indemnification Agreement and Executive Severance and Change in Control Agreement, does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, RSUs, Senior Executive Cash Incentive Bonus Plan, Indemnification Agreement and Executive Severance and Change in Control Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated November 18, 2020, between the Registrant and Xiaojing Fan.
10.2	Form of Indemnification Agreement, between the Registrant and certain of its executive officers.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2020	EVENTBRITE, INC.

	By:	/s/ Julia Hartz
Julia Hartz
Chief Executive Officer